UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2015

Cordia Bancorp Inc.
(Exact name of registrant as specified in its charter)

Virginia	26-4700031
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11730 Hull Street Road, Midlothian, Virginia  23112
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (804) 744-7576

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[     ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2015, Richard Dickinson, gave notice of resignation, effective February 6, 2015, as President and Chief Operating Officer of Bank of Virginia, a wholly-owned subsidiary of Cordia Bancorp Inc., in order to accept a position at a significantly larger financial institution.  Jack Zoeller, Chairman and Chief Executive Officer of Bank of Virginia, will reassume the title of President upon Mr. Dickinson’s departure.

Item 8.01	Other Events

On January 28, 2015, Don Andree, Executive Vice President of Bank of Virginia, was appointed Chief Lending Officer of Bank of Virginia. Mr. Andree joined Bank of Virginia in 2011 as Senior Vice President of Special Assets and was promoted to Executive Vice President and Senior Lending Officer in 2013.  Prior to Bank of Virginia, he was a Senior Vice President at SunTrust responsible for commercial real estate and residential special assets in the Mid-Atlantic region.  Earlier in his career at PNC Financial Corporation, he was a commercial real estate lending officer responsible for opening and building a $400 million regional loan portfolio in the Southeast.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORDIA BANCORP INC.
(Registrant)

Date: January 29, 2015	By:	/s/ Jack Zoeller
Jack Zoeller
President and Chief Executive Officer